Exhibit 15

Mexico, D.F., May 5, 2004

Securities and Exchange Commission

450 Fifth Street, NW

Washington D.C., 20549

Commissioner,

We are aware that our report dated April 16, 2004 on our review of interim financial information of Southern Peru Copper Corporation for the three month periods ended March 31, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statement Nos. 333-02736 dated March 25, 1996 and 333-40293 dated November 14, 1997 on Forms S-8.

Yours very truly,

PRICEWATERHOUSECOOPERS